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                                                                   EXHIBIT 10.14
                            RECIPE ROYALTY AGREEMENT

        This agreement is made this 21st day of March 1989 by and among Alvin C. Copeland, a person of the full age of majority and a resident of the Parish of Jefferson, State of Louisiana ("Copeland"), New Orleans Spice Company, Inc., a Louisiana corporation ("Spice"), and Biscuit Investments, Inc., a Louisiana corporation ("Biscuit").

                              W I T N E S S E T H:
                              --------------------

        WHEREAS, Investments has made an offer (the "Tender Offer") to purchase up to 30,100,000 shares of common stock of Church's Fried Chicken, Inc., a Texas corporation ("Church's"), par value $0.04 per share (the "Church's Stock"), at a price of $11.00 per share pursuant to an offer to Purchase dated October 25, 1988 (as more specifically defined below, the "Offer to Purchase");

        WHEREAS, in connection with and to finance the Tender Offer and the Offer to Purchase Investments contemplates entering into (i) a Tender Loan Agreement (the "Tender Loan Agreement") among Investments, Certain Banks, and Canadian Imperial Bank of Commerce ("CIBC"),
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New York Agency, as Agent, (ii) a Merger Loan Agreement among Investments, A.
Copeland Enterprises, Inc., a Louisiana corporation ("Ace"), CIBC, Inc., acting through its Atlanta Branch, Certain Banks, and Canadian Imperial Bank of Commerce, acting through its New York Agency, as Agent, and (iii) a Financing Agreement (the "Bridge Financing Agreement") between Investments and Merrill Lynch & Co., Inc., a Delaware corporation ("ML&Co.");

        WHEREAS, Investments, Ace and Church's entered into an Agreement and Plan of Merger dated as of February 15, 1989 providing for, among other things, the merger (the "Merger") of Investments and Church's as soon as practicable after the Tender Purchase Date (as defined below);

        WHEREAS, Copeland and Spice receive from Investments royalties for the use by Investments of the Popeye Formula (as defined below) (the "Investments Royalty Payments"), currently computed at the aggregate rate of 1.50% on gross receipts from all items sold, less the direct sales taxes paid or owed with respect thereto, at all Popeyes Famous Fried Chicken and Biscuit restaurants owned or operated by Investments or any subsidiary of Investments;

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        WHEREAS, Copeland and Spice also receive from Investments a royalty for
Investments' right to license others to use the Popeye Formula (the "Franchised Store Royalty Payments"), currently computed at the aggregate rate of .50% on gross receipts from all items sold, less the direct sales taxes paid or owed with respect thereto, at all Popeyes Famous Fried Chicken and Biscuit restaurants operating pursuant to franchise agreements from Investments, as successor by merger with Popeyes, Inc., a Louisiana corporation ("Popeyes"), or any subsidiary of Investments;

        WHEREAS, in connection with certain borrowings by Copeland from American Bank & Trust Co. ("American Bank"), Copeland, pursuant to the Assignment Agreement (as defined below), has (i) pledged and assigned to American Bank Copeland's interest in the Royalty Payments (as defined below) and (ii) assigned to American Bank his entire right, title and interest in and to the License Agreement (as defined below);

        WHEREAS, American Bank as entered into an agreement with Copeland pursuant to which American Bank, effective on March 21, 1989, waives any rights that it has or might have to future Deferred Royalty Payments (as

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defined below) during the Deferral Period (as defined below);

        WHEREAS, in recognition of the benefits contemplated by the Tender Offer, and the Offer to Purchase Copeland has agreed, subject to the Assignment Agreement, and Spice has agreed to forego and relinquish his right to receive certain Royalty Payments upon the terms and subject to the conditions set forth hereinbelow;

        NOW THEREFORE, in consideration of the premises and agreements herein contained, and other valuable consideration the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereby agree as follows:

                                   SECTION 1

                                  DEFINITIONS

        1.1     Defined Terms.  As used in this Agreement, the terms defined
                -------------
in the preamble and the recitals hereto shall have the meanings set forth therein, and the following terms shall have the following respective meanings (such definitions to be equally applicable to the singular and plural forms):

        Assignment Agreement:   The Assignment of Royalties by Copeland to
        --------------------
American Bank & Trust Co. dated July 30, 1987.

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        Company: (a) prior to the Merger, Investments and (b) thereafter,
        -------
Church's.

        Deferral Period: the period commencing on March 21, 1989 and
        ---------------
ending on the Termination Date.

        Deferred Royalty Payments: the meaning ascribed thereto in
        -------------------------
Subsection 2.1.2.

        Existing Stores: all Popeyes Famous Fried Chicken and Biscuit
        ---------------
restaurants in existence and operated or managed by Investments or any subsidiary of Investments at any time prior to March 21, 1989.

        Existing Franchised Stores: All Popeyes Famous Fried Chicken and
        --------------------------
Biscuit restaurants in existence and operated or managed by a franchisee pursuant to a franchise agreement from Investments, as successor by merger with Popeyes, or any subsidiary of Investments at any time prior to March 21, 1989.

        License Agreement: the Agreement dated as of July 2, 1979 among
        -----------------
Copeland, Ace, Popeyes, Gilbert E. Copeland, Mary L. Copeland, Catherine Copeland and Russell J. Jones relating to, among other things, the Popeye Formula, as supplemented and amended by the Agreement dated as of March 21, 1989 among Copeland, Investments and New Orleans Spice Company, Inc.

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        Loans: the loans extended to Investments pursuant to the Tender Loan
        -----
Agreement or the Merger Loan Agreement.

        Merger Date: the date of the filing of the certificates of merger
        -----------
relating to the Merger with the Secretary of State of Louisiana and the Secretary of State of Texas.

        New Stores: collectively, each restaurant that the Company or any
        ----------
subsidiary of the Company purchases, constructs, acquires, or opens for operation, in each instance, on or after March 21, 1989.

        New Franchised Stores: collectively, each restaurant that a franchisee,
        ---------------------
pursuant to a franchise agreement, or licenses, pursuant to a license agreement, from the Company or any subsidiary of the Company, opens for operation, purchases, constructs, or acquires, in each instance, on or after March 21, 1989.

        Offer to Purchase: the Offer to Purchase by Investments dated
        -----------------
October 25, 1988, as supplemented to and including the date hereof.

        Popeyes Formula: the basic recipe and formula used in the preparation
        ---------------
of spicy fried chicken commonly known as Popeyes Famous Fried Chicken, any developments or improvements relating to the production of such recipe

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and formula and any additional recipes for products suitable for use in Popeyes
Famous Fried Chicken and Biscuit restaurants.

        Royalty Payments: collectively, at any time, the Investments Royalty
        ----------------
Payments and the Franchised Store Royalty Payments.

        Tender Purchase Date: the first date on which Investments first pays
        --------------------
for shares of Church's Stock pursuant to the Tender Offer.

        Termination Date: the date (i) on which the Company has repaid in full
        ----------------
all loans under the Bridge Financing Agreement, (ii) on which the Company has reduced the amounts outstanding under the Merger Loan Agreement to $75,000,000 and (iii) on which the Fixed Charged Coverage Ratio (as defined in the Indenture attached as an Exhibit to the Bridge Financing Agreement (the "Fixed Charge Coverage Ratio")) first exceeds 2 to 1 for four consecutive fiscal quarters.

        1.2. Other Provisions. The words "hereof", "herein" and "hereunder"
             ----------------
and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

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                                   SECTION 2

                               CERTAIN AGREEMENTS

        2.1.    Payments and Deferral of Royalty Payments.      Copeland, Spice
                -----------------------------------------
and the Company agree that Copeland and Spice shall receive from the Company, and the Company shall pay to Copeland and Spice, Royalty Payments as follows.

        2.1.1. The Company shall continue to pay to Copeland and Spice in conformity with past practices and subject, in the case of Copeland, to the Assignment Agreement, their respective portion of the Investments Royalty Payments relating to Existing Stores and their respective portion of the Franchised Store Royalty Payments relating to Existing Franchised Stores. These payments to Copeland and Spice shall continue in that manner from and after the termination of this Agreement.

        2.1.2. Except as set forth in Section 2.3 below, Copeland and Spice agree, during the Deferral Period, to forego and relinquish their respective rights to receive, and the Company agrees to withhold payment to Copeland and Spice of, (i) Investments Royalty Payments relating to New Stores and (ii) Franchised Store Royalty Payments relating to New Franchised Stores (such payments

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are referred to herein collectively as the "Deferred Royalty Payments").

        2.2.    Use of Deferred Royalty Payments.  Copeland, Spice and the
                --------------------------------
Company further agree that Copeland and Spice shall have no right to, and the Company shall have absolute ownership of, the monies retained by the Company constituting Deferred Royalty Payments.

        2.3.    Payments to Copeland and Spice.  After the Termination Date,
                ------------------------------
all future payments constituting Deferred Royalty Payments as defined herein to be paid to Copeland shall be subject to the pledge and assignment by Copeland in favor of American Bank under the Assignment Agreement and shall be paid to him in conformity with past practices and subject to the Assignment Agreement.

                                   SECTION 3

                                     TERM

        This Agreement shall be effective on March 21, 1989 and shall terminate on the Termination Date.

                                   SECTION 4

                                 MISCELLANEOUS

        4.1.    Notices.  All notices, consents, and requests to or upon the
                -------
respective parties hereto (a) to

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be effective shall be in writing or by telecopy or telex and (b) unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or two days after being deposited in the mail, certified mail, return receipt requested, postage pre-paid, or, in the case of telex or telecopy notice, when sent, addressed as follows, or to such address or other address as may hereafter be notified by any of the parties hereto:

        the Company:    Biscuit Investments, Inc.
                        1333 South Clearview Parkway
                        Jefferson, Louisiana 70121
                        Telecopy: 504-733-7551
                        Attention: President

        Copeland:       Alvin C. Copeland
                        1333 South Clearview Parkway
                        Jefferson, Louisiana 70121
                        Telecopy: 504-733-7551

        Spice:          New Orleans Spice Company, Inc.
                        1333 South Clearview Parkway
                        Jefferson, Louisiana 70121
                        Telecopy: 504-733-7551
                        Attention: President

In each instance copies shall be sent to the indicated persons as follows:

        Canadian Imperial Bank of Commerce,
        New York Agency
        425 Lexington Avenue
        New York, New York 10017
        Attention:  Syndications,
          Management Administration
        Telecopy:  212-425-3462
        Telex:  6716450
        Answerback:  CIBC SYN

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        Merrill Lynch World Headquarters
        South Tower
        World Financial Center
        New York, New York 10080-0736
        Attention:  Mary Beth Henson
          Merrill Lynch & Co., Inc.
        Telecopy:  212-449-8244

        Sessions, Fishman, Boisfontaine,
          Nathan, Winn, Butler & Barkley
        Place St. Charles
        35th Floor
        201 St. Charles Avenue
        New Orleans, Louisiana 70170-3500
        Telecopy:  504-582-1555
        Attention:  Peter J. Butler, Esq.

        4.2.    Entire Agreement; Amendments.  This Agreement constitutes the
                ----------------------------
entire agreement between the parties with respect to the subject matter hereof, and there are no representations or commitments by the parties except as set forth herein. This Agreement supersedes all prior and contemporaneous oral agreements, understandings, negotiations and discussions of the parties hereto relating to the transactions contemplated by this Agreement. This Agreement may be amended only in writing executed by the parties hereto and after having obtained the consent of CIBC, which shall not be unreasonably withheld.

        4.3.    Waiver.  No waiver of any of the provisions of this Agreement
                ------
shall constitute a waiver of any other provision hereof or of a continuation of the violation waived. Each party shall be entitled to rely upon

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one or more provisions of this Agreement without waiving any right to rely upon any other provision at the same time or at any other time.

        4.4.    Parties in Interest.  This Agreement shall be binding upon and
                -------------------
shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to confer upon or to give any person other than the parties hereto and their respective legal representations, successors and assigns any rights or remedies under or by reason of this Agreement.

        4.5.    Headings.  The headings of sections and subsections of this
                --------
Agreement are merely for convenience of reference and have no substantive significance. Headings shall be disregarded in the interpretations on this Agreement.

        4.6.    Counterparts.  This Agreement may be executed by the parties to
                ------------
this Agreement on any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

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        4.7.    Governing Law.  This Agreement shall be governed by, and
                -------------
construed and interpreted in accordance with, the laws of the State of Louisiana.

        4.8.    Assumption by Church's.  Copeland and Spice hereby agree that,
                ----------------------
upon the Merger becoming effective, Church's shall become the Company hereunder and shall be entitled to all of the rights and benefits of the Company hereunder, subject to all of the covenants, duties, obligations, promises and liabilities of the Company hereunder.

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                /s/ Alvin C. Copeland
                                ------------------------
                                Alvin C. Copeland


                                BISCUIT INVESTMENTS, INC.


                                By: /s/
                                   -----------------------
                                Its: V.P.
                                    ----------------------


                                NEW ORLEANS SPICE COMPANY, INC.


                                By: /s/
                                   -----------------------
                                Its:
                                    ----------------------

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